As filed with the Securities and Exchange
                         Commission on January 10, 2003
                                                     Registration No. 333-101349
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 Amendment No. 1
                                       to
                                    FORM S-3


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                              THE SOUTHERN COMPANY
             (Exact name of registrant as specified in its charter)

           Delaware                                     58-0690070
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                           270 Peachtree Street, N.W.
                             Atlanta, Georgia 30303
                                  404-506-5000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            TOMMY CHISHOLM, Secretary
                              THE SOUTHERN COMPANY
                           270 Peachtree Street, N.W.
                             Atlanta, Georgia 30303
                                  404-506-0540

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -------------------------

          The Commission is requested to mail signed copies of all orders, notices and communications to:

              GALE E. KLAPPA                         JOHN D. McLANAHAN, ESQ.
Executive Vice President, Chief Financial             TROUTMAN SANDERS LLP
           Officer and Treasurer                   600 Peachtree Street, N.E.
           THE SOUTHERN COMPANY                            Suite 5200
        270 Peachtree Street, N.W.                 Atlanta, Georgia 30308-2216
          Atlanta, Georgia 30303

       Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this post-effective amendment to the registration statement.

                            ----------------------------

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                                CALCULATION OF REGISTRATION FEE
============================= ========================= ======================= ========================= ====================

                                                               Proposed                 Proposed
    Title of Each Class                Amount                  Maximum                  Maximum                Amount of
       of Securities                   to be               Aggregate Price             Aggregate             Registration
      to be Registered               Registered              Per Unit (1)          Offering Price (1)             Fee
----------------------------- ------------------------- ----------------------- ------------------------- --------------------


 Common Stock, par value $5      20,000,000 shares              $25.58                $511,600,000            $47,068(2)
         per share
============================= ========================= ======================= ========================= ====================

         (1) Pursuant to Rule 457(c), these figures are based upon the average of the high and low prices paid for a share of the Company's Common Stock on November 13, 2002, as reported in the New York Stock Exchange consolidated reporting system, and are used solely for the purpose of calculating the registration fee.
         (2) Previously paid.

                        -----------------------------------


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


The within Prospectus contains information required by Rule 429 of the Commission under the Securities Act of 1933 with respect to 4,109,282 shares remaining unsold under Registration Statement No. 33-97951, declared effective March 3, 1995.


================================================================================

PROSPECTUS

                              THE SOUTHERN COMPANY
                            Southern Investment Plan
The Southern Company (Southern Company or Company) is pleased to offer the Southern Investment Plan (Plan), a direct stock purchase plan designed to provide investors with a convenient method to purchase shares of Southern Company common stock and reinvest cash dividends in the purchase of additional shares.

This prospectus is prepared and distributed by Southern Company, the issuer of the securities offered. This prospectus relates to 4,109,282 shares of common stock previously registered and is part of a Registration Statement covering an additional 20,000,000 shares of Southern Company's common stock, $5 par value, registered for purchase under the Plan.

Shares of common stock will be purchased under the Plan, at the option of the Company, from original issue shares or shares purchased on the open market. If purchased from the Company, the price per share will be equal to the average of high and low market prices for the common stock shares traded on the New York Stock Exchange on the relevant investment dates. For shares purchased on the open market, the price per share will be the weighted average price (excluding broker commissions and related fees) of all shares acquired during an investment period by a registered broker-dealer acting as an independent agent.

The Company will receive proceeds from the purchase of common stock pursuant to the Plan only to the extent that such purchases are made directly from the Company and not from open market purchases. Proceeds received by the Company (which cannot now be estimated), if any, will be used for general corporate purposes.

Our common stock is listed on the New York Stock Exchange under the symbol "SO".

See page 4 for information on the risks related to the purchase of Southern Company common stock.


To the extent required by applicable law in any jurisdiction, shares of common stock offered under the Plan to persons not presently shareholders of record of common stock are offered only through a registered broker-dealer in such jurisdiction.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The principal executive offices of the Company are located at 270 Peachtree St. N.W., Atlanta, Georgia 30303, telephone 404/506-5000.

You should read this prospectus carefully and retain it for future reference.

                 The date of this prospectus is _______________

                                TABLE OF CONTENTS
                            Southern Investment Plan

                                                               Page

PROSPECTUS SUMMARY...............................................3
------------------
RISK FACTORS.....................................................4
------------
SOUTHERN COMPANY OVERVIEW.......................................12
-------------------------
ADMINISTRATION..................................................13
--------------
ELIGIBILITY.....................................................14
-----------
ENROLLMENT......................................................14
----------
DIVIDENDS.......................................................15
---------
OPTIONAL CASH PAYMENTS..........................................16
----------------------
PURCHASE OF COMMON STOCK........................................18
------------------------
PLAN SHARES.....................................................19
-----------
SALE OF PLAN SHARES.............................................21
-------------------
REPORTS TO PARTICIPANTS.........................................22
-----------------------
TERMINATING PLAN PARTICIPATION..................................22
------------------------------
COSTS AND EXPENSES..............................................23
------------------
OTHER INFORMATION...............................................24
-----------------
INTERPRETATION OF THE PLAN......................................25
--------------------------
FEDERAL INCOME TAX CONSEQUENCES.................................25
-------------------------------
WHERE YOU CAN FIND MORE INFORMATION.............................26
-----------------------------------
EXPERTS.........................................................28
-------
APPENDIX A-FEE SCHEDULE........................................A-1
-----------------------

                               PROSPECTUS SUMMARY

Enrollment: The Plan has a direct purchase feature that enables persons not presently owning Southern Company common stock to apply for enrollment by submitting an enrollment form and making an initial cash investment of at least $250 ($25 for employees) for the purchase of common stock. There is a $10 enrollment fee for non-shareholders and non-employees. Shareholders enrolled in the Plan do not need to take any action to continue to participate. Registered shareholders may apply for enrollment by submitting the appropriate enrollment form. If shares of common stock are held in a brokerage account, investors may participate directly by registering some or all of these shares in the investor's name or by making arrangements with the broker, bank or other intermediary account to participate on the investor's behalf.

Dividends: Participants have the option of receiving or reinvesting the dividends on Plan and certificated shares. Dividends received can be electronically deposited to a bank account. Accounts will be credited with dividends on all whole and fractional shares.

Optional Investments: Participants can invest additional funds through optional cash payments of at least $25 per single investment up to a maximum total amount of $300,000 per calendar year. Optional investments can be made occasionally or at regular intervals. In addition to sending in checks, Participants can also make monthly optional cash payments via electronic withdrawals (direct debit) from their bank accounts. Shares will be purchased with cash payments twice a month.

Certificates: Stock certificates can be deposited into a Participant's account as Plan shares.

Sale of Plan Shares: Plan shares credited to an account may be sold through the Plan, subject to certain restrictions and limitations. A nominal brokerage and service fee (currently $0.06 per share) and any required tax withholdings and regulatory fees will be deducted from the proceeds from the sale. Sales requests are aggregated and generally processed once per week or within five business days of receipt of the sales request. A check for the proceeds will be made payable to the registered account owner(s) and mailed via First Class mail three business days after the sale when the trade settles.

Transfer of Shares: Participants may direct the transfer of all or a portion of their Plan shares, subject to standard transfer rules and requirements.

Withdrawal from the Plan: Participants may terminate participation in the Plan at any time, except as defined within, by providing written instructions to the Plan Administrator.

Account Statement: Following the end of each calendar quarter, Participants will be sent a quarterly statement of account that will reflect the shares in the Plan account, provide a record of dividends reinvested and/or paid, shares purchased with optional investments, Plan shares sold or transferred and quarter ending account value.

Fees: Participants are not charged any fees for the purchase of shares through a Plan account. A one-time enrollment fee of $10 is deducted from the Initial Cash Payment of non-shareholders and non-employees. A fee/commission of $0.06 per share is deducted from the proceeds of any sale of Plan shares.

Use of Funds: To the extent that shares for the Plan are purchased from the Company, the funds will be used for general corporate purposes.

                                  RISK FACTORS

You should carefully consider the risks described below as well as other information contained or incorporated by reference in this prospectus before buying the securities described in this prospectus. These are risks the Company considers to be material to your decision whether to invest in the Company's securities at this time. If any of the following risks occur, the Company's business, financial condition or results of operations could be materially harmed. In that case, the value or trading price of the securities described in this prospectus could decline, and you may lose all or part of your investment.

Risks Related to the Energy Industry
-------------------------------------

The Company is subject to substantial regulatory requirements.

The Company is subject to substantial regulation from federal, state and local regulatory agencies. The Company and its subsidiaries are required to comply with numerous laws and regulations and to obtain numerous permits, approvals and certificates from the governmental agencies that regulate various aspects of their businesses. Additionally, various state public service commissions have broad powers of supervision and regulation over the operating companies. The rates charged by the operating companies are approved by the Federal Energy Regulatory Commission ("FERC") and their respective state public service commissions. In addition, the FERC regulates the rates charged by Southern Power. The Company believes the necessary permits, approvals and certificates have been obtained for its existing operations and that its business is conducted in accordance with applicable laws; however, the Company is unable to predict the impact on its operating results from the future regulatory activities of these agencies.

The Company is also subject to regulation by the Securities and Exchange Commission ("SEC") under the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act"). The rules and regulations promulgated under the Holding Company Act impose a number of restrictions on the operations of registered utility holding companies and their subsidiaries. These restrictions include a requirement that, subject to a number of exceptions, the SEC approve in advance securities issuances, acquisitions and dispositions of utility assets or of securities of utility companies, and acquisitions of other businesses. The Holding Company Act also generally limits the operations of a registered holding company to a single integrated public utility system, plus additional energy-related businesses. The Holding Company Act rules require that transactions between affiliated companies in a registered holding company system be performed at cost, with limited exceptions.

The Company can give no assurance that regulations will not be revised or interpreted, that new laws and regulations will not be adopted or become applicable to the Company or any of its operating companies or that future changes in laws and regulations will not have a detrimental effect on the Company's business.

The regional power market in which the Company and its subsidiaries compete has changing transmission regulatory structures, which could affect the Company's performance.

The Company's results could be affected by changes in the transmission regulatory structure in its regional power markets. Federal governmental authorities are advocating the formation of regional transmission organizations and are proposing the adoption of new regulations that would impact electric markets, including the transmission regulatory structure. Because it remains unclear how regional transmission organizations will develop or what new market rules will be established, the Company is unable to assess fully the impact that these developments may have on its business.

Recent events in the energy markets that are beyond the Company's control have increased the level of public and regulatory scrutiny in the energy industry and in the capital markets. The reaction to these events may have negative impacts on the Company's business, financial condition and access to capital.

As a result of the energy crisis in California during the summer of 2001, the filing of bankruptcy by the Enron Corporation and investigations by governmental authorities into energy trading activities, companies generally in the regulated and unregulated utility businesses have been under an increased amount of public and regulatory scrutiny. The capital markets and ratings agencies also have increased their level of scrutiny. It is difficult or impossible to predict or control what effect these types of disruptions in the energy markets may have on the Company's business, financial condition or its access to the capital markets.

Additionally, it is unclear what laws or regulations may develop, and the Company cannot predict the ultimate impact of any future changes in accounting regulations or practices in general with respect to public companies, the energy industry or in the Company's operations specifically. Any such new accounting standards could impact the way the Company is required to record revenues, assets and liabilities. These changes in accounting standards could lead to negative impacts on reported earnings or increases in liabilities that could, in turn, affect the Company's reported results of operations.

Deregulation or restructuring in the electric industry may result in increased competition and unrecovered costs which could adversely affect the financial condition, results of operations or cash flows of the Company's businesses.

Increased competition which may result from restructuring efforts could have a significant adverse financial impact on the Company and its operating companies and consequently on the Company's results of operations. Increased competition could result in increased pressure to lower the cost of electricity. Any adoption in the territories served by the operating companies of retail competition and the unbundling of regulated energy service could have a significant adverse financial impact on the Company and its subsidiaries due to an impairment of assets, a loss of retail customers, lower profit margins or increased costs of capital. The Company cannot predict if or when it will be subject to changes in legislation or regulation, nor can the Company predict the impact of these changes on its financial condition, results of operations or cash flows.

Additionally, the electric utility industry has experienced a substantial increase in competition at the wholesale level, caused by changes in federal law and regulatory policy. As a result of the Public Utilities Regulatory Policies Act of 1978 and the Energy Policy Act of 1992, competition in the wholesale electricity market has greatly increased due to a greater participation by traditional electricity suppliers, non-utility generators, independent power producers, wholesale power marketers and brokers, and due to the trading of energy futures contracts on various commodities exchanges. This increased competition could affect the Company's load forecasts, plans for power supply and wholesale energy sales and related revenues. The impact could vary depending on the extent to which additional generation is built to compete in the wholesale market, new opportunities are created for the Company to expand its wholesale load or current wholesale customers elect to purchase from other suppliers after existing contracts expire. In 1996, the FERC issued new rules on transmission service to facilitate competition in the wholesale market on a nationwide basis. The rules give greater flexibility and more choices to wholesale power customers. Also, in July 2002, the FERC issued a notice of proposed rulemaking (which has not yet been adopted) related to open access transmission service and standard electricity market design. As a result of the changing regulatory environment and the relatively low barriers to entry, the Company expects competition to steadily increase. As competition continues to increase, the Company's financial condition and results of operations could be adversely affected.

Risks Related to Environmental Regulation

The Company is subject to substantial environmental regulation.

The Company and its subsidiaries are subject to extensive federal, state and local environmental requirements which, among other things, regulate air emissions, water discharges and the management of hazardous and solid waste in order to adequately protect the environment. Compliance with these legal requirements requires the Company to commit significant capital toward environmental monitoring, installation of pollution control equipment, emissions fees and permits at all of its facilities. These expenditures are significant and the Company expects that they will increase in the future. If the Company fails to comply with environmental laws and regulations, even if caused by factors beyond its control, that failure may result in the assessment of civil or criminal penalties and fines against the Company. The Company cannot assure investors that existing environmental laws and regulations will not be revised or that new laws and regulations seeking to protect the environment will not be adopted or become applicable to the Company. Revised or additional laws and regulations, which result in increased compliance costs or additional operating restrictions, particularly if those costs are not fully recoverable from the Company's customers, could have a material adverse effect on the Company's results of operations.

Risks Related to the Company and its Business
---------------------------------------------

As a holding company, the Company is dependent on upstream cash flows from its operating companies. As a result, the Company's ability to meet its ongoing and future financial obligations and to pay dividends on its common stock is primarily dependent on the earnings and cash flows of its operating companies and their ability to pay upstream dividends or to repay funds to the Company.

The Company is a holding company and, as such, the Company has no operations of its own. The Company's ability to meet its financial obligations and to pay dividends on its common stock at the current rate is primarily dependent on the earnings and cash flows of its operating companies and their ability to pay upstream dividends or to repay funds to the Company. Prior to funding the Company, the Company's subsidiaries have financial obligations that must be satisfied, including among others, debt service and preferred stock dividends.

The Company's financial performance depends on the successful operation of its subsidiaries' electric generating facilities.

Operating electric generating facilities involves many risks, including:

o    operator error and breakdown or failure of equipment or processes;

o operating limitations that may be imposed by environmental or other regulatory requirements;

o    labor disputes;

o    fuel supply interruptions; and

o catastrophic events such as fires, earthquakes, explosions, floods or other similar occurrences.

A decrease or elimination of revenues generated by the electric generating facilities or an increase in the cost of operating the facilities could decrease or eliminate funds available to the Company and have an adverse effect on its business and results of operations.

Changes in technology may significantly affect the Company's business by making its electric generating facilities less competitive.

A key element of the Company's business model is that generating power at central power plants achieves economies of scale and produces power at relatively low cost. There are other technologies that produce power, most notably fuel cells, microturbines, windmills and solar cells. It is possible that advances in technology will reduce the cost of alternative methods of producing power to a level that is competitive with that of most central power station electric production. If this were to happen and if these technologies achieved economies of scale, the Company's market share could be eroded, and the value of its electric generating facilities could be reduced. Changes in technology could also alter the channels through which retail electric customers buy power, thereby harming the Company's financial results.

Operation of nuclear facilities involves inherent risks, including environmental, health, regulatory, terrorism and financial risks that could result in fines or the shut down of the Company's nuclear units, and which may present potential exposures in excess of the Company's insurance coverage.

As of December 31, 2002, the Company owns and operates six nuclear units through its subsidiaries, Alabama Power (two units) and Georgia Power (four units), that represent approximately 3,680 megawatts, or 10.1% of the Company's generation capacity. The Company's nuclear facilities are subject to environmental, health and financial risks such as the ability to dispose of spent nuclear fuel, the ability to maintain adequate reserves for decommissioning, potential liabilities arising out of the operation of these facilities and the costs of securing the facilities against possible terrorist attacks. The Company maintains decommissioning trusts and external insurance coverage to minimize the financial exposure to these risks; however, it is possible that damages could exceed the amount of the Company's insurance coverage.

The Nuclear Regulatory Commission ("NRC") has broad authority under federal law to impose licensing and safety-related requirements for the operation of nuclear generation facilities. In the event of non-compliance, the NRC has the authority to impose fines or shut down a unit, or both, depending upon its assessment of the severity of the situation, until compliance is achieved. Recent NRC orders related to increased security measures and any future safety requirements promulgated by the NRC could require the Company to make substantial capital expenditures at its nuclear plants. In addition, although the Company has no reason to anticipate a serious nuclear incident at its plants, if an incident did occur, it could materially and adversely affect the Company's results of operations or financial condition. A major incident at a nuclear facility anywhere in the world could cause the NRC to limit or prohibit the operation or licensing of any domestic nuclear unit.

The Company's facilities require licenses that need to be renewed or extended in order to continue operating. The Company does not anticipate any problems renewing these licenses. However, as a result of potential terrorist threats and increased public scrutiny of utilities, the licensing process could result in increased licensing or compliance costs that are difficult or impossible to predict.

The Company's generation and marketing businesses are subject to risks that may reduce its revenues and adversely impact the Company's results of operations and financial condition, many of which are beyond its control.

The Company's generation and marketing businesses are subject to changes in power prices or fuel costs, which may adversely impact its financial results and financial position by increasing the cost of producing power or decreasing the amount it receives from the sale of power. The market prices for these commodities may fluctuate over relatively short periods of time. The businesses attempt to mitigate risks associated with fluctuating fuel costs by passing these costs on to customers in its power purchase agreements. Among the factors that could influence power prices and fuel costs are:

     o prevailing market prices for coal, natural gas, fuel oil and other fuels used in the Company's generation facilities, including associated transportation costs, and supplies of such commodities;

     o demand for energy and the extent of additional supplies of energy available from current or new competitors;

     o    liquidity in the general wholesale electricity market;

     o    weather conditions impacting demand for electricity;

     o    seasonality;

     o    transmission or transportation constraints or inefficiencies;

     o    availability of competitively priced alternative energy sources;

     o natural disasters, wars, embargos, acts of terrorism and other catastrophic events; and

     o federal, state and foreign energy and environmental regulation and legislation.

All of these factors could have an adverse impact on the Company's revenues and results of operations.

The Company may not be able to obtain adequate fuel supplies, which could adversely affect its results of operations.

The Company purchases fuel from a number of suppliers. Disruption in the delivery of fuel, including disruptions as a result of weather, labor relations or environmental regulations affecting the Company's fuel suppliers, could adversely affect the Company's ability to operate its facilities, and thus, its results of operations.

Demand for power could exceed the Company's supply capacity.

The Company is currently obligated to supply power to regulated retail and wholesale customers. At peak times, the demand for power required to meet this obligation could exceed the Company's available generation capacity. Market or competitive forces may require that the Company purchase capacity on the open market or build additional generation capabilities. Because regulators may not permit the operating companies to pass all of these purchase or construction costs on to their customers, the operating companies may not recover any of these costs or may have exposure to regulatory lag associated with the time between the incurrence of costs of purchased or constructed capacity and the operating companies' recovery in customers' rates. Due to Southern Power's market - based rate structure, it would not have the ability to recover any of these costs.

The Company's operating results may fluctuate on a seasonal and quarterly basis.

Electric power generation is generally a seasonal business. In many parts of the country, demand for power peaks during the hot summer months, with market prices also peaking at that time. In other areas, power demand peaks during the winter. As a result, the Company's overall operating results in the future may fluctuate substantially on a seasonal basis. In addition, the Company has historically sold less power, and consequently earned less income, when weather conditions are milder. Unusually mild weather in the future could diminish the Company's results of operations and harm its financial condition.

Risks Related to Market and Economic Volatility
-----------------------------------------------

The Company's business is dependent on its ability to successfully access capital markets. The Company's inability to access capital may limit its ability to execute its business plan or pursue improvements and make acquisitions that the Company may otherwise rely on for future growth.

The Company relies on access to both short-term money markets and longer-term capital markets as a significant source of liquidity for capital requirements not satisfied by the cash flow from its operations. If the Company is not able to access capital at competitive rates, its ability to implement its strategy will be adversely affected. The Company believes that it will maintain sufficient access to these financial markets based upon current credit ratings. However, certain market disruptions or a downgrade of the Company's credit rating may increase its cost of borrowing or adversely affect its ability to access one or more financial markets. Such disruptions could include:

     o    an economic downturn;

     o    the bankruptcy of an unrelated energy company;

     o    capital market conditions generally;

     o    market prices for electricity and gas;

     o terrorist attacks or threatened attacks on the Company's facilities or unrelated energy companies; or

     o    the overall health of the utility industry.

The Company is subject to risks associated with a changing economic environment.

In response to the September 11, 2001 terrorist attacks on the United States and the ongoing war against terrorism by the United States, the financial markets have been disrupted in general. Additionally, the availability and cost of capital for the Company's businesses and that of the Company's competitors has been adversely affected by the bankruptcy of Enron Corporation and events related to the California electric market crisis. These events could constrain the capital available to the Company's industry and could adversely affect the Company's access to funding for its operations, the demand for and pricing of its products and the financial stability of its customers and counterparties in transactions.

The insurance industry has also been disrupted by these events. As a result, the availability of insurance covering risks the Company and its competitors typically insure against may decrease. In addition, the insurance the Company is able to obtain may have higher deductibles, higher premiums and more restrictive policy terms.

                            SOUTHERN COMPANY OVERVIEW


Southern Company (NYSE: SO) is a super-regional energy company with more than 36,000 megawatts of electric generating capacity in the Southeast. It is one of the largest producers of electricity in the United States. Southern Company reported earnings for 2001 of $1.12 billion. As of the end of 2001, the Company employed more than 26,000 people.

Southern Company has paid a dividend to its shareholders for 220 consecutive quarters - dating back to 1948. For the period March 6, 2000 through June 6, 2002, the dividend rate paid was $.335 per share. For the dividend payment dates of September 6, 2002 and December 6, 2002, the dividend rate paid was $.3425 per share.

Southern Company generated 165 billion kilowatt-hours of electricity in 2001 at its five Southeastern electric utilities: Alabama Power, Georgia Power, Gulf Power, Mississippi Power and Savannah Electric. Through these utilities, Southern Company supplies energy to a 120,000 square mile service territory spanning most of Georgia and Alabama, southeastern Mississippi and the panhandle region of Florida.


In addition to the electric utilities listed above, Southern Company also owns an energy services business - Southern Company Energy Solutions, a competitive retail natural gas business - Southern Company Gas, a nuclear plant operations subsidiary - Southern Nuclear, wireless communications and fiber optics businesses - Southern LINC and Southern Telecom, and other subsidiaries including businesses involved in passive investments in synthetic coal-based fuel products and generation and energy-related assets in the electric industry. Through its Southern Power subsidiary, Southern Company participates in the competitive generation business in the Southeast.


Southern Company has been listed on the New York Stock Exchange ("NYSE") since September 30, 1949. With more than 500,000 shareholders, Southern Company common stock is one of the most widely held stocks in the United States.

For more information about Southern Company, visit the web site at http://www.southerncompany.com.

                                 ADMINISTRATION
1. Who administers the Plan?

The Plan is administered by Southern Company Services, Inc. ("SCS"), the Company's stock transfer agent, registrar and dividend disbursing agent. As Administrator, SCS acts as agent for Participants and keeps records, sends statements and performs other duties relating to the Plan. If SCS resigns as Administrator, Southern Company would designate a new administrator.

2. How do I contact the Administrator?


         Mail                               Courier
         SCS Stockholder Services           SCS Stockholder Services
         P. O. Box 54250                    270 Peachtree St. N.W.
         Atlanta, Georgia  30303-0250       16th Floor
                                            Atlanta, Georgia  30303

         Phone                              E-Mail
         Toll-free 800/554-7626             stockholders@southerncompany.com
         FAX 404/506-0945

When communicating with the Administrator, Participants should provide their account number, taxpayer identification number and a daytime telephone number. Plan documents and transaction request forms can be downloaded from the Southern Company web site at http://www.southerncompany.com.

3. In what form are instructions given to the Administrator?

Generally, instructions from a Participant to the Administrator must be in writing. In the future, the Administrator may allow certain instructions to be given in other forms.

4. Is it important that I stay in contact with the Administrator?

Yes. Many state unclaimed property laws specify that if an account owner does not initiate "active contact" with an administrator or agent during any three-year period, the property in the account may be deemed "abandoned." For accounts that meet a state's definition of "abandoned," the administrator may be legally required to transfer the property in the account, including shares and dividends, to the state of the account's last known residence. To prevent this from occurring to a Plan account, Participants should immediately notify the Administrator of any change of address and respond as directed to mailings requesting they contact the Administrator.

5. May the Plan be amended, suspended or terminated?

Yes. Southern Company reserves the right to suspend, modify or terminate the Plan at any time. All Participants will receive notice of any such suspension, substantive modification or termination.

6. Who purchases and sells stock for the Plan?


The Administrator appoints a registered broker-dealer or bank as independent agent to purchase and sell stock on the open market on behalf of the Plan. The Administrator reserves the right to change the independent agent without notice.


                                   ELIGIBILITY


7. Who is eligible to participate in the Plan?


Any person or legal entity residing in the United States, whether or not a common stock shareholder of record, is eligible to participate in the Plan. Citizens or residents of a country other than the United States, its territories and possessions, are eligible to participate if such participation would not violate laws applicable to the Company or the Participant.

                                   ENROLLMENT


8. How does an investor apply for enrollment in the Plan?


o Shareholders of Record:


Shareholders who have a current account but are not enrolled in the Plan may apply by sending a completed Current Shareholder Enrollment Form to the Administrator. You can request a Form by calling Stockholder Services or by downloading the Form from the Company's web site. There is no enrollment fee for shareholders of record.


o Eligible Investors:


Eligible investors may apply by completing all required sections of the New Investor Enrollment Form and sending it to the Administrator. The Form can be downloaded from the Company's web site. The Form must be accompanied by an Initial Cash Payment of one check or money order made payable in U.S. dollars to Southern Company. The minimum amount for an Initial Cash Payment is $250 and the amount can not exceed $300,000. A $10 enrollment fee will be deducted from the Initial Cash Payment. Do not send cash or third party checks. No interest will be paid on Initial Cash Payments held for investment pending the purchase of shares.

If the Plan account will be registered in more than one name, all potential Participants must sign the New Investor Enrollment Form. The Administrator reserves the right to limit or combine Plan accounts with identical taxpayer identification numbers and/or legal registrations.

o Employees:


Full or part-time employees of the Company or any of its subsidiaries may apply by returning a completed Employee Enrollment Form and a check for at least $25. The Form is available from the Administrator. There is no enrollment fee. Accounts established through the employee enrollment process must contain the employee's name in the registration. No interest will be paid on Initial Cash Payments held for investment pending the purchase of shares.


o Beneficial Holders:


Beneficial owners of common stock whose shares are held in "street-name" brokerage accounts can instruct the broker to register shares in record form and then apply for enrollment as stated above for Shareholders of Record. In the alternative, beneficial owners can make arrangements with their broker to participate on their behalf if such service is offered.

9. When will enrollment take effect?

Investors applying for enrollment will become Participants after a properly completed enrollment form has been received and accepted by the Administrator.


                                    DIVIDENDS

Dividend record and payment dates are subject to declaration by the Company's Board of Directors. The dividend record date is the date on which you must be registered as a shareholder in order to receive a declared dividend. Record dates are generally the first Monday of February, May, August and November. The payment date is the day when the dividend is payable to shareholders of record. Payment dates are generally the sixth day of March, June, September and December. When a Participant chooses or changes a dividend option, written instructions must be received by the Administrator on or before a dividend record date to be effective for the related dividend payment date.

Unless otherwise specified, all Plan shares will be treated as Full Dividend Reinvestment. A Participant may change a dividend option at any time by sending written instructions or a signed Transaction Form to the Administrator. No interest will be paid on dividends held for investment pending the purchase of shares.

10. What are the options for reinvesting or receiving dividends?

Participants have three options regarding how their dividends can be treated under the Plan. Optional Cash Payments can be made under any option.

     A. Full Dividend Reinvestment: Reinvest all dividends payable on Southern Company common stock shares including certificated shares and Plan shares.

     B. Partial Dividend Reinvestment:

          1. Receive dividends on all certificated shares and reinvest the dividends on all Plan shares.

          2. Reinvest the dividends on a specified number of whole shares and receive dividends on the remaining shares. Shares specified to reinvest dividends may be made up of a combination of certificated shares and Plan shares.

          3. Receive dividends on a specified number of whole shares and reinvest dividends on the remaining shares. Shares specified to receive dividends may be made up of a combination of certificated shares and Plan shares.

     C. Cash Dividends: Receive all dividends payable on Southern Company common stock shares including certificated shares and Plan shares.

11. Can I have my cash dividends electronically deposited?

Yes. Participants may request that cash dividends be transmitted to a Participant's pre-designated bank account. No third party accounts can be utilized. The account must be at a financial institution that is a member of the National Automated Clearing House Association. To initiate this service, Participants must send a completed Electronic Dividend Deposit Authorization Form along with a voided check or savings deposit slip to the Administrator. The Form can be found on a dividend check stub or can be downloaded from the Company's web site. Initial set-up or changes to electronic deposit instructions will be made as soon as practicable.

                             OPTIONAL CASH PAYMENTS

12. What are the minimum and maximum amounts for Optional Cash Payments?

The minimum optional cash payment (the "Optional Cash Payment") is $25 per payment and the maximum is $300,000. The total amount of Optional Cash Payments that can be credited to any individual account during a calendar year is $300,000, which includes the Initial Cash Payment. There is no obligation to make an Optional Cash Payment in any period, and the same amount need not be sent each time. No interest will be paid on Optional Cash Payments held for investment pending the purchase of shares.

13. How do I make an Optional Cash Payment?

Participants should send one check or money order per account payable in U.S. dollars to Southern Company. Cash or third party checks are not allowed. The check should be accompanied by the Optional Cash Payment portion of the

Participant's Plan Statement and mailed to Stockholder Services. If the check or money order representing an Optional Cash Payment does not have a Plan account number written on it, the check or money order may be returned.

14. Are there deadlines for receipt of Optional Cash Payments?

Yes. Optional Cash Payments must be received at Stockholder Services at least three business days prior to the 10th and 25th of each month. Payments received after the deadline will be credited to the Participant's account and used to purchase shares in the next investment period.

15. Can I have Optional Cash Payments automatically withdrawn from my bank account?

Yes. You can authorize monthly electronic withdrawals (direct debit) from your account at a financial institution that is a member of the National Automated Clearing House Association. No third party accounts can be utilized. The minimum amount for monthly direct debit is $25. To initiate this service, Participants must send a completed Direct Debit Authorization Form to the Administrator. The Form can be downloaded from the Company's web site.

Funds will be withdrawn from the Participant's account on the last banking day of each month and will be used to purchase common stock during the investment period following the date of such debit. To change any aspect of the instruction, Participants must send a revised Direct Debit Authorization/Change Form or written instructions to the Administrator. Initial set-up or changes to direct debit instructions will be made as soon as practicable.

16. Can a cash payment be refunded?

Yes. A written request to refund a cash payment must be received by the Administrator at least three business days prior to the start of an Investment Period (10th and 25th of each month). Refund checks will be issued only after confirmation that the monies representing the payment to be refunded have been received by the Administrator.

17. How are payments with "insufficient funds" handled?

If the Administrator does not receive credit for a cash payment because of insufficient funds or incorrect draft information, the Administrator will consider the request for such purchase null and void and will immediately remove from the Participant's account any shares already purchased upon the prior credit of such funds. The Administrator is entitled to place a hold on the Plan account until an "insufficient funds" fee is received from the Participant or to sell any such shares to satisfy any uncollected amounts. In the event the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Administrator is entitled to sell such additional shares from the Participant's account as are necessary to satisfy the uncollected balance. (See Appendix A -- Fee Schedule).

                            PURCHASE OF COMMON STOCK

18. What is the source of common stock purchased through the Plan?

At the Company's discretion, common stock for the Plan will be purchased on the open market or purchased directly from the Company.

19. How is common stock purchased on the open market?


The Administrator will separately aggregate Participants' dividends for reinvestment and initial/optional cash payments and notify the independent agent of the amount available for purchase for the relevant Investment Period. The independent agent has sole control over the time and price at which it purchases common stock for the Plan.

20. How is the purchase price determined?

The price per share for shares purchased on the open market will be the weighted average price paid by the independent agent to acquire the shares, excluding broker commissions and related fees.

The price per share for shares purchased from the Company with dividends will be equal to the average of the high and low market prices on the dividend payment date. For shares purchased from the Company with cash payments, the price per share will be equal to the average of the high and low market prices on the 10th or 25th of the month, as applicable. The price for shares purchased from the Company will be calculated based on market prices as reported by the NYSE for composite transactions or other authoritative source reporting NYSE composite transactions.

When shares are purchased from the Company and the common stock is not traded on the NYSE on the days specified above, the price for shares purchased with dividends will be equal to the average of the high and low market prices on the trading days immediately preceding and following the dividend payment date. For shares purchased with cash payments, the price will be the average of the high and low market prices on the trading day immediately following the 10th or 25th.


The Company will pay the brokerage commission on shares purchased on the open market. These commissions will be considered as additional income to Participants for tax purposes and will be reported on IRS Form 1099-DIV year-end tax statements. There are no commissions on shares purchased from the Company.


21. When are the Investment Periods for the purchase of shares?

Dividends:

There is one Investment Period per quarter for dividends. If shares are to be purchased on the open market, purchases may begin up to three business days before the dividend payment date and will generally be completed within thirty days after the dividend payment date, except where beginning at an earlier date or completion at a later date is necessary or advisable under applicable federal regulations and securities laws.

Cash Payments:

There are two Investment Periods each month for cash payments which start on the 10th or 25th of each month, respectively. If shares are to be purchased on the open market, purchases can begin at the start of the Investment Period or, if the NYSE is closed, the next business day. Purchases will usually be completed before the next Investment Period begins, but no longer than thirty days after receipt of cash payments. However, the independent agent in its sole discretion may extend the purchase period if completion at a later date is necessary or advisable under applicable federal regulations and securities laws.

22. When will purchased shares be credited to my account?

Shares purchased on the open market will be credited to Participant accounts in book-entry form as of the date the independent agent notifies the Administrator that purchases of all shares have settled. An advice confirming the transaction will be mailed after the settlement date.

Shares purchased from the Company with dividends will be credited to Participant accounts in book-entry form on or about the dividend payment date. Shares purchased from the Company with cash payments will be credited to Participant accounts in book-entry form on or about the 10th or 25th of the month.


23. Can I request the purchase of a specific number of shares, a specific purchase price or a specific purchase date?

No.

                                   PLAN SHARES

24. How do I transfer my Plan shares?


A Participant may transfer the ownership of all or a portion of Plan shares by sending the Administrator a written transfer request along with a properly executed "stock power" (which may be obtained from most commercial banks or brokers). A Stock Transfer Request Form and transfer instructions can be downloaded from the Company's web site.


Generally, the signatures of all account owners must be "medallion guaranteed" by a guarantor, generally commercial banks and NYSE member brokers, who participates in the Securities Transfer Agents Medallion program or other recognized signature guarantee programs. Plan Participants may not pledge or assign Plan shares.

Shares from Plan accounts will be transferred in book-entry form. For transfers to an existing Plan account, the transfer instructions should specify the recipient's Plan account number. If the transfer results in the establishment of a new account, all transferred shares will automatically be enrolled as Full Dividend Reinvestment. New Plan Participants will be sent Plan information and forms through which they may make elections with regard to Plan options and services, including the reinvestment of dividends.

25. Can I obtain a stock certificate for my Plan shares?

Yes. Participants can obtain a certificate for any or all of their whole Plan shares by sending a written request to the Administrator. A single certificate will be issued within two business days of receipt of the written request if no sale of shares is involved. The issuance of Plan shares in certificate form will not change a Participant's reinvestment instructions unless otherwise directed. Shares issued from a Plan account in certificate form will be produced in the name(s) in which the account is registered. A certificate for a fraction of a share cannot be issued.

26. Can I "gift" shares to others?

Yes. To "gift" Plan shares requires a legal transfer to or the purchase of shares for another person. No provision is available through the Plan for delaying confirmation of the transaction to the recipient of either a transfer or purchase. Shares of common stock may be provided in three ways:

     A. Submit a completed New Investor Enrollment Form with a minimum Initial Cash Payment of $250 to establish a Plan account in the recipient's name.

     B. Submit an Optional Cash Payment of at least $25 on behalf of a person who is currently a Participant and provide Participant's account number.

     C. Transfer shares from existing Participant's account to another person.

Shares purchased or transferred in any of the above ways will be credited to the recipient's account in book-entry form. All Plan provisions relating to the establishment of a new account, processing of cash payments and the transfer of shares apply to the above.

27. Can I have my stock certificates deposited to a Plan account?


Yes. Participants may send the Administrator their common stock certificate(s) and request in writing that they be deposited as Plan shares into their account. It is suggested that stock certificates be sent "registered and insured" mail or by some other safe means as the Participant bears the risk of loss in transit. The certificate(s) should not be endorsed.


A completed Current Shareholder Enrollment Form must also be provided if the account is not already enrolled in the Plan. The Form can be downloaded from the Company's web site. Shares deposited in the Plan will be in book-entry form. Deposited shares will be enrolled as Full Dividend Reinvestment unless otherwise instructed.

                               SALE OF PLAN SHARES

28. How do I request that my Plan shares be sold?

Participants should send a completed Sell portion of a Plan statement or a written sales request to the Administrator. The request must be signed by ALL account owners. Only Plan shares can be sold through the Plan. Participants may request the sale of all or a specified number of whole Plan shares. Certificated shares must first be deposited to a properly enrolled Plan account as book-entry shares before they can be sold.

Plan shares cannot be sold outside of the Plan. To sell shares outside the Plan through a private transaction or through a broker, Participants should request that a stock certificate be issued and sent to them.

29. How and when are Plan shares sold?


Sales requests are aggregated and generally processed once per week or within five business days of receipt. The Administrator forwards sales instructions to the independent agent who will process the order on the open market. The Participant will receive the proceeds of the sale, less any applicable broker commission and related service and regulatory fees (see Appendix A --Fee Schedule). A check for the sale proceeds will be made payable to the registered account owner(s) and will be mailed First Class by the Administrator three business days after the sale date when the trade settles.


30. Is there a time when I cannot sell Plan shares?


Yes. Shares will not be sold during the dividend posting period which extends from ex-dividend date, as established by the NYSE, to four business days after dividend record date. Any sales requests received during this period will be processed after the dividend posting period ends.


31. Can I request the sale of my shares at a specific price or on a specific date?

No.

                             REPORTS TO PARTICIPANTS

32. What reports will I receive as a Participant?


Following the end of each calendar quarter, the Administrator will send statements to Plan Participants. Generally, these statements will be placed in the mail within five to seven business days after the end of the quarter. The statement will reflect the shares in the Plan account and provide a record of dividends paid and/or reinvested, shares purchased with Initial and Optional Cash Payments, certificates deposited, shares sold or transferred and quarter ending account value. You can also view your account information online (see Q.
45).

Participants will also receive a year-end statement summarizing Plan activity during the year and IRS Form 1099-DIV showing total dividends paid. If applicable, IRS Form 1099-B will be provided separately representing the proceeds of any stock sale. Each Participant will also receive any communications sent to record holders of common stock.



Participants should retain all statements. These statements provide cost basis information which is necessary for certain tax calculations. Requests for replacement account activity information may entail a service fee.



                         TERMINATING PLAN PARTICIPATION

33. How do I terminate my participation in the Plan?

Participants can terminate participation in the Plan by sending the Administrator a signed written request. The request must be signed by ALL account owners. Based on these instructions, the Administrator will:

     A. Issue a certificate for the whole Plan shares and forward the certificate and a check for the proceeds from the sale of any fractional share (less applicable broker commissions and service fees); OR

     B. Issue a certificate for a portion of the whole Plan shares, sell all remaining Plan shares and forward the certificate and a check for the proceeds from the sale of shares (less applicable broker commissions and service fees); OR

     C. Sell all Plan shares and forward a check for the proceeds (less applicable broker commissions and service fees).

A check for the proceeds from any sale will generally be mailed First Class by the Administrator three business days after the sale date when the trade settles. Future dividends on certificated shares previously enrolled in the Plan will be paid by check. All Plan provisions relating to the sale of shares through the Plan apply in terminating participation in the Plan.


If a request to terminate participation is received after the dividend posting period ends, but before the related dividend payment date, a dividend check will be mailed separately to the Participant as soon as practicable following the dividend payment date.


34. Is there a time when I cannot terminate my Plan participation?


Yes. During the dividend posting period which extends from the ex-dividend date, as established by the NYSE, to four business days after dividend record date, Plan participation cannot be terminated. Requests received during this period will be processed when the dividend posting period ends.

35. Can the Administrator terminate my participation in the Plan?

Yes. If the book-entry share balance in a Plan account is less than one whole share, the Administrator reserves the right to terminate the account without advance notice. A check for the value of any fractional share (based on the then current market price, less applicable broker commissions and service fees) will be sent to the Participant. The Administrator reserves the right to waive certain sales fees when terminating participation of accounts with a fractional share. Further, the Administrator reserves the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons in order to eliminate practices which are inconsistent with the purpose of the Plan.

                               COSTS AND EXPENSES

36. Are there any costs to enroll in the Plan?

Yes. There is a one time fee to enroll in the Plan for eligible investors other than shareholders of record and employees of the Company or any of its subsidiaries. (See Appendix A -- Fee Schedule).

37. Are there any costs in connection with my participation or stock purchases under the Plan?

No. All costs of administration of the Plan and purchase commissions are paid by the Company.

38. Is there a cost to sell shares through the Plan?

Yes. Participants pay a broker commission/service fee on each share of stock sold through the Plan (see Appendix A -- Fee Schedule).

39. Can the Fee Schedule be changed?

Yes. The Administrator reserves the right to impose or modify any or all fees in the future. Changes in the Fee Schedule will be announced to Participants approximately 60 days prior to the effective date. Any such change will be deemed to be accepted by Participants who do not terminate participation in the Plan prior to the effective date of the change. Participants should contact the Administrator to obtain current fee information.

                                OTHER INFORMATION

40. What impact will a Stock Dividend or Stock Split have on my account?

Any dividends payable in common stock or common stock split shares distributed by the Company on shares in a Plan account will be added to the Participant's account in book-entry form.


41. How do I vote my Plan shares?


All Plan shares are voted in the same manner as shares of common stock registered in a shareholder of record's name. Participants will receive proxy materials from the Company for each stockholder meeting, including a form of proxy covering all Plan shares as of the proxy record date. If no instructions are received on a returned and signed form of proxy with respect to any item thereon, all of a Participant's whole and fractional shares will be voted in accordance with the recommendations of the Company's Board of Directors. If the form of proxy is not returned or is returned unsigned, none of the Participant's shares will be voted unless the Participant votes in person or appoints another person as proxy to vote his or her shares.


42. How will my Plan account be impacted if Southern Company has a rights offering?

If the Company has a rights offering, warrants representing the rights on all Plan shares registered in the name of Southern Company Services, Inc. (or its nominee) will be issued to SCS who will sell such rights, credit each Participant's account in proportion to the full and fractional shares held on the record date for such rights and treat the proceeds as an optional cash payment. The proceeds will not be subject to the annual $300,000 cash maximum. Any Participant who wishes to exercise stock purchase rights on his or her Plan shares must request, prior to the record date for any such rights, that SCS forward to him or her a certificate for full shares. Warrants representing rights on shares held directly by Participants will be mailed directly to them in the same manner as to shareholders not participating in the Plan.


43. What are the responsibilities of the Company and the Administrator under the Plan?


The Company and SCS, in administering the Plan, will not be liable for any act performed in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to close a Participant's account upon such Participant's death prior to receipt of notice in writing of such death. However, the Company remains liable for violations of the federal securities laws. 44. Are shares issued through the Direct Registration System eligible for participation in the Plan? If and when Southern Company common stock becomes eligible for issuance through the Direct Registration System (DRS), such DRS shares will be eligible for participation in the Plan.


45. What information is available about the Plan through the Internet?

Extensive information about the Company and the Plan is available through the Company web site at http://www.southerncompany.com. Within the Investor Relations/Stockholder Services section you can download various transaction request forms, review responses to Frequently Asked Questions about the Plan and obtain on-line access to stockholder account information, including shares and transactions associated with the Plan.

46. Am I protected against losses by participating in the Plan?


No. Participants should recognize that neither the Company nor Southern Company Services, Inc. can assure them of profit or protect them against a loss on the shares purchased or sold under the Plan.


                           INTERPRETATION OF THE PLAN

The Company may in its absolute discretion interpret and regulate the Plan as deemed necessary or desirable in connection with the operation of the Plan and direct the Administrator with respect to resolving questions or ambiguities concerning the various provisions of the Plan.

                         FEDERAL INCOME TAX CONSEQUENCES

Participants are advised to consult their own tax or financial advisor with respect to the tax consequences of participation in the Plan (including federal, state, local and other tax laws and U. S. withholding laws).

In general, the dividends paid on common stock are considered taxable income, whether the shares are held in certificate, book-entry or through the Plan and whether the dividends are received in cash or reinvested through the Plan. The information sent to you and reported to the IRS after each year-end will provide the information required to complete your income tax return.

The tax basis of shares acquired through the reinvestment of dividends will be equal to the value of dividends reinvested. The tax basis of shares purchased with cash investments will be equal to the amount of such investments.

Upon the sale of either a portion or all shares from the Plan, a Participant may, in general, recognize a capital gain or loss based on the difference between the sales proceeds and the tax basis in the shares sold, including any fractional share. The capital gain or loss will be long-term if the shares were held for more than one year.

For participants who are subject to U.S. withholding or foreign taxes, the Company will withhold the required taxes from the gross dividends or proceeds from the sale of shares. The dividends or proceeds received by the Participant, or dividends reinvested on behalf of the Participant, will be net of the required taxes. Voluntary tax withholding is not an option.

Participants should retain all statements. These statements provide cost basis information which is necessary for certain tax calculations. Requests for replacement account activity information may entail a service fee.

                       WHERE YOU CAN FIND MORE INFORMATION

Southern Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accordingly files annual, quarterly and current reports and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the SEC Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 800/SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants including Southern Company that file electronically at http://www.sec.gov. The common stock of Southern Company is listed on the NYSE and reports, proxy statements and other information concerning Southern Company can be inspected at 20 Broad Street, New York, New York 10005.

The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to these documents. The information incorporated by reference is an important part of this prospectus and should be read with the same care. Information that we file later with the SEC will automatically update and supersede that information.

The following documents are incorporated in and made part of this prospectus by reference:

     1.   Annual Report on Form 10-K for the year ended December 31, 2001.

     2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002.


     3. Current Reports on Form 8-K dated January 29, 2002, January 30, 2002, February 13, 2002, March 28, 2002, July 24, 2002, August 12, 2002 and
          November 25, 2002.


     4. The description of Southern Company's common stock contained in Registration No. 333-64871 filed under the Securities Act of 1933, as amended.


Any documents that we file in the future with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 will also be incorporated by reference in this prospectus until we sell all of the securities being registered.

Southern Company hereby undertakes to provide without charge to each person to whom a copy of this prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to herein under the caption "Where You Can Find More Information" which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference. You may request a copy of these filings by writing or calling us at the following address or the following telephone number:

                  SCS Stockholder Services
                  P.O. Box 54250
                  Atlanta, GA 30303-0250
                  800/554-7626

                                     EXPERTS

Certain of the Company's financial statements incorporated by reference in this prospectus were audited by Arthur Andersen LLP ("Andersen"). On March 28, 2002, the Company's Board of Directors, upon recommendation of its Audit Committee, decided not to engage Andersen as the Company's principal public accountants. The Company has been unable to obtain, after reasonable efforts, Andersen's written consent to incorporate by reference Andersen's reports on the financial statements. Under these circumstances, Rule 437a under the 1933 Act permits this prospectus to be filed without a written consent from Andersen. The absence of such written consent from Andersen may limit a shareholder's ability to assert claims against Andersen under Section 11(a) of the Securities Act of 1933, as amended, for any untrue statement of a material fact contained in the financial statements audited by Andersen or any omissions to state a material fact required to be stated therein.

APPENDIX A







                            SOUTHERN INVESTMENT PLAN

                                  Fee Schedule*




                        ITEM                                            FEE/COMMISSION


Enrollment Fee                                       $10.00 (deducted from Initial Cash Payment -
                                                     applies to  non-shareholders of record and
                                                     non-employees)

Sale of Shares                                       $0.06 per share


Insufficient Funds
- Check or Direct Debit                              $25 per item

Replacement Documents
- IRS Form                                           No charge
- Check                                              No charge
- Account Statements (1998 to current year)          No charge


Account Activity Information                         $20 per account request if not current account
- 1985 through 2002                                  holder


Dividend Reinvestment Plan Purchase Price
Information
- 1975 through 1987                                  No charge







                     Subject to Revision* -- See Question 39


       Contact SCS Stockholder Services to obtain current fee information.




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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

         The estimated expenses of issuance and distribution to be borne by Southern are as follows:

Filing fee of Securities and Exchange Commission
     relating to registration statement                     $ 47,068
Listing on New York Stock Exchange                           100,300
Charges of Plan Administrator                                 15,000
Charges of transfer agent and registrar                       15,000
Printing and preparation of registration statement,
     prospectus, etc.                                         50,000
Fee of counsel                                                25,000
Fee of accountants                                            30,000
Services of Southern Company Services, Inc.                   20,000
Miscellaneous                                                  7,632
                                                            --------

Total                                                        $310,000
                                                             ========

Item 15. Indemnification of Directors and Officers.

         Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the Section states that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against

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

expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         The By-Laws of SOUTHERN provide in substance that no present or future director or officer of SOUTHERN shall be liable for any act, omission, step or conduct taken or had in good faith which is required, authorized or approved by order issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any state statute regulating SOUTHERN or its subsidiaries by reason of their being public utility companies or public utility holding companies, or any amendment to any thereof. In the event that such provisions are found by a court not to constitute a valid defense, each such director and officer shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in such By-Laws described.

         The By-Laws of SOUTHERN also provide in pertinent part as follows:

                  "Each person who is or was a director or officer of the Corporation and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.

                  Expenses (including attorneys' fees) incurred by a director or officer of the Corporation with respect to the defense of any such claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Corporation."

         SOUTHERN has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

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


Item 16.          Exhibits.

        Exhibit
        Number

          4.1 Composite Certificate of Incorporation of Southern reflecting all amendments to date. (Designated in Registration No. 33-3546 as Exhibit 4(a), in Certificate of Notification, File No. 70-7341, as Exhibit A, and in Certificate of Notification, File No. 70-8181, as Exhibit A.)

          4.2 By-Laws of Southern as amended effective October 21, 1991 and presently in effect. (Designated in Form U-1, File No. 70-8181, as Exhibit A-2.)


          4.3  Form of Certificate of common stock for Southern.


          5.1  Opinion of Troutman Sanders LLP, counsel for Southern.*


         23.1  Consent of Troutman Sanders LLP (included in Exhibit 5.1 above).


         24.1  Powers of Attorney and resolution.*


         Exhibits listed above which have heretofore been filed with the Securities and Exchange Commission, and which were designated as noted above, are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.
------------
*  Previously filed.

Item 17.          Undertakings.

         (a) Undertaking related to Rule 415 offering:

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

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


                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Undertaking related to acceleration of effectiveness:

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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





                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 10th day of January, 2003.


                                       THE SOUTHERN COMPANY

                                       By:  H. Allen Franklin
                                       Chairman of the Board, President
                                       and Chief Executive Officer


                                       By: /s/Wayne Boston
                                   (Wayne Boston, Attorney-in-Fact)


         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                  Title                               Date

     H. Allen Franklin  Director and Chairman of the
                        Board, President and Chief Executive Officer
                        (Principal Executive Officer)

     Gale E. Klappa     Executive Vice President, Chief Financial
                        Officer and Treasurer
                        (Principal Financial Officer)

     W. Dean Hudson     Comptroller and Chief Accounting
                        Officer (Chief Accounting Officer)

     Daniel P. Amos     )
     Dorrit J. Bern     )
     Thomas F. Chapman  )
     Bruce S. Gordon    )        Directors
     L. G. Hardman, III )
     Donald M. James    )
     Zack T. Pate       )
     Gerald J. St. Pe   )



By:   /s/Wayne Boston                                          January 10, 2003
(Wayne Boston, Attorney-in-Fact)



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